UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                    Date of report (Date of earliest event reported)  August 8, 2007

THE DIRECTV GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31945                                                                52-1106564

(Commission File Number)                                                                (IRS Employer Identification No.)

                                                          2230 East Imperial Highway
        El Segundo, California                                                                                          90245

(Address of Principal Executive Offices)                                                                        (Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Arrangements with President and Chief Executive Officer

Following approval on August 8, 2007 by the Compensation Committee and the Board of Directors of The DIRECTV Group, Inc. (the “Company”), the Company entered into an employment agreement dated and effective as of August 9, 2007, with Chase Carey, the President and Chief Executive Officer of the Company (the “Employment Agreement”).  Subsequently, pursuant to such approvals, the Company entered into The DIRECTV Group, Inc. Performance Stock Unit Award Agreement (referred to below as the “RSU Award”) and The DIRECTV Group, Inc. Non-Qualified Stock Option Agreement (referred to below as the “Stock Option Award”), each dated and effective as of August 13, 2007.  We summarize the material terms of the agreements below.

Term: The term of the Employment Agreement began August 9, 2007, and ends on December 31, 2010, and supersedes the existing employment agreement which was effective as of January 1, 2004.

Position/Duties:  Mr. Carey will continue to serve as President and Chief Executive Officer, and a director of the Company, reporting exclusively to the Board of Directors of the Company.

Base Salary:  Mr. Carey’s annual base salary continues at his current base salary ($2,222,000), plus annual cost of living adjustments effective January 1 of each year during the Term based on the New York consumer price index for the preceding year.

Target Bonus:  Mr. Carey is eligible to receive a bonus with a target value equal to his current target bonus (150% of Base Salary) which may be adjusted upward or downward based on annual performance, to be determined by the Compensation Committee based on criteria set by it.

Equity Awards:  The Company provided Mr. Carey one time equity awards which were issued and effective at the close of business on August 13, 2007 (the “Grant Date”), which was the second business day after the Company’s earnings release for the quarter ended June 30, 2007.  The equity awards have an aggregate value on the Grant Date approximately equal to $20 million, determined as described below, and consist of (1) a restricted stock unit award (“RSU Award”), and (2) a grant of options for shares of the common stock of the Company (“Stock Option Award”), each as described below.

RSU Award: Mr. Carey has been granted an RSU Award with a target number of 428,900 shares of common stock of the Company, which was established by dividing $10 million by the average closing market price of the common stock of the Company for the 90-day period prior to the Grant Date, with vesting, except as otherwise noted below, on December 31, 2010. The actual award will be based on performance against specific performance measures. The three performance measures are revenue growth, growth in operating profit before depreciation and amortization and growth in cash flow before interest and taxes with the targets established for the 2008-2010 period.  The award could be up to 125% of the target award or the number of shares could be as low as zero, using the same methodology as provided for the 2007 RSU awards to other executive officers and as adjusted by exercise of the negative discretion of the Compensation Committee.  The RSU Award includes the award of dividend equivalents to Mr. Carey in respect of the RSU Award, if the Company distributes dividends, which dividend equivalents would be paid, proportionately with the number of shares issued under the RSU Award, if and when the RSU Award vests. The RSU Award is granted under The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan (the “Plan”) and is subject to the terms and conditions of the Plan.

Stock Option Award:  Mr. Carey has been granted a Stock Option Award for 1,209,400 options for common stock of the Company having an option price of $22.43 per share, which is equal to the fair market value (closing price) on the Grant Date and has a value of $10 million at the Grant Date based on the same Black-Scholes valuation methodology as used by the Company in its audited financial statements.  If the Company distributes dividends to its shareholders prior to Mr. Carey’s exercise of the Stock Option Award, the Compensation Committee will appropriately adjust the Stock Option Award or otherwise appropriately address the effects of any such dividends.  Except as otherwise noted below, the options vest ratably (1/3 of aggregate grant) on each of December 31, 2008, 2009 and 2010, and would expire, if unexercised, on August 13, 2017.   The Stock Option Award is granted under and shall be subject to the terms and conditions of the Plan.

Termination of Employment:

If, during the Term, Mr. Carey’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement), or Mr. Carey quits due to an “Effective Termination” (as defined in such agreement) of his employment, subject to his execution, delivery and non-revocation of a release of claims against the Company and its affiliates, he will be entitled to: (a) an amount equal to the greater of (x) Base Salary and Target Bonus for the balance of the Term and (y) one times Base Salary and Target Bonus, payable in equal installments in accordance with the Company’s regular payroll practices, (b) acceleration, vesting and immediate issuance of 100% of the shares associated with the RSU Award at target, (c) immediate acceleration and vesting of the Stock Option Award, with the option to be exercisable through the normal expiration date (i.e., August 13, 2017), and (d) such other or additional benefits to which he may be entitled in accordance with applicable employee benefit plans of the Company.

If, during the Term, Mr. Carey’s employment is terminated due to death or “Disability” (as defined in the Employment Agreement), he will be entitled to: (a) an amount equal to Base Salary for the balance of the Term, payable in a lump sum cash payment to the extent permitted under Section 409A of the Internal Revenue Code of 1986, as amended, and, to the extent not permitted, in equal installments in accordance with the Company’s regular payroll practices, (b) acceleration, vesting and immediate issuance of 100% of the shares associated with the RSU Award at target, (c) immediate acceleration and vesting of the Stock Option Award, with the option to be exercisable through the normal expiration date (i.e., August 13, 2017), (d) pro-rata payment of Target Bonus for the year of termination, and (e) such other or additional benefits to which he may be entitled in accordance with applicable employee benefit plans of the Company.

If, during or after the Term, Mr. Carey’s employment is terminated by the Company for Cause or by Mr. Carey other than due to an Effective Termination of employment, he will be entitled to: (a) Base Salary through the date of termination, (b) any Target Bonus earned, but unpaid, as of the date of termination for the immediately preceding fiscal year, and (c) such other or additional benefits to which he may be entitled in accordance with applicable employee benefit plans of the Company.

If, during the period Mr. Carey is an “at will” employee following the Term, Mr. Carey’s employment is terminated by the Company without Cause or Mr. Carey quits due to an Effective Termination of his employment, subject to his execution, delivery and non-revocation of a release of claims against the Company and its affiliates, he will be entitled to: (a) an amount equal to one times Base Salary and Target Bonus, payable in equal installments in accordance with the Company’s regular payroll practices and (b) other benefits to which he may be entitled in accordance with applicable employee benefit plans of the Company; provided, however, that the foregoing shall not apply if Mr. Carey continues as an “at will” employee of the Company through age 60.

Non-Compete: Mr. Carey is subject to a covenant not to compete during the Term and until the later of
(x) December 31, 2010 and (y) 12 months following any termination of employment, which covenant prohibits employment by, or providing services or otherwise being involved in or on behalf of, any competitor of the Company or any of its affiliates in the multi-channel video programming distribution business, in any capacity (including, without limitation, as an employee, consultant, officer, director, partner, advisor or joint venturer) in the US or Latin America (whether satellite, cable, telephone or other method of distribution).

Non-Solicit:  Mr. Carey is also subject to a covenant not to (i) solicit executive, professional or administrative employees of the Company or any of its affiliates or (ii) induce any key programming or equipment supplier, or key distributor, to terminate or materially adversely change its relationship with the Company or any of its affiliates, in either case, during the Term and until the later of (x) December 31, 2010 and (y) 12 months following any termination of employment.

Reference is made to the Employment Agreement, the RSU Award and the Stock Option Award, for a more complete description of the terms and conditions of each, as well as to the Plan, which was previously filed as Annex B to the Company’s definitive proxy statement dated April 27, 2007 and filed with the Securities and Exchange Commission (“SEC”) on April 28, 2007.  The foregoing description is qualified in its entirety by reference to the Employment Agreement, the RSU Award and the Stock Option Award, which are attached as Exhibit 10.1, 10.2 and 10.3 respectively, and to the Plan, each of which is incorporated in this filing by this reference.

Determinations Regarding 2004 Restricted Stock Unit Award.

Also on August 8, 2007, the Compensation Committee made the determinations described below with respect to the award granted in 2004 to Mr. Carey of 1,300,000 restricted stock units (“2004 RSU Award”) pursuant to the Performance Stock Unit Award Agreement dated as of March 16, 2004 between the Company and Mr. Carey (the “2004 Agreement”).  Under the 2004 Agreement, the final number of shares of common stock of the Company to be issued to Mr. Carey pursuant to the 2004 RSU Award cannot exceed the product of 1,300,000 multiplied by the Adjustment Factor.  The Adjustment Factor is the lesser of (a) the product of five Performance Factors, or (b) one.  The five Performance Factors are determined based on actual performance of DIRECTV Holdings LLC against five Performance Measures, namely, Net Annual Subscriber Growth, Churn, ARPU Growth, SAC and Pre-SAC Margin Improvement.  The determinations described below were made by the Compensation Committee in accordance with the 2004 Agreement and the Plan.

The final Adjustment Factor will be equal to the sum of (a) the Adjustment Factor for the first three years of the four-year performance period (weighted 75%, to reflect the fact that it represents 3/4th of such performance period), and (b) the Adjustment Factor for 2007 (weighted 25%), in each case determined as described below.  For the first three years of the performance period, Net Annual Subscriber Growth is equal to the average annual growth in owned and operated subscribers of DIRECTV, Inc. (excluding the subscribers acquired from NRTC members and Pegasus in 2004), that is, the aggregate growth in such subscribers over the three year period, divided by three (3), resulting in a Performance Factor of 1.279 for this Performance Measure.  Also, for such period, Churn is calculated by dividing the average annual number of disconnected owned and operated Subscribers of DIRECTV, Inc. for each year in such period, by the average owned and operated subscribers of DIRECTV, Inc. for each such year, expressed as a percentage, then the three annual Churn percentages are added together and divided by three (3), resulting in a Performance Factor of 0.887 for this Performance Measure.  The three-year Performance Factor for each other Performance Measure is the average Performance Factor for each such Performance Measure over such three-year period; that is, the sum of the annual Performance Factors, as previously determined for the 2004 RSU awards to other executive officers, divided by three (3).  Accordingly, the Performance Factors for these Performance Measures are as follows:  ARPU Growth – 1.192; SAC – 1.009; and Pre-SAC Margin Improvement − 0.919.  The Adjustment Factor for such three year period is the product of the individual Performance Factors, so that the aggregate Adjustment Factor for such three year period is 1.254.  At the end of 2007, the Adjustment Factor for 2007 will be determined based on performance for the 2007 fiscal year.  This 2007 Adjustment Factor, weighted 25%, will be added to the 1.254 Adjustment Factor for 2004-2006, weighted 75%, to determine the final Adjustment Factor (which cannot be greater than one).  Consequently, the final Adjustment Factor cannot be less than 75% of 1.254, or 0.9405, nor greater than one, which means that the final number of shares of common stock of the Company to be issued pursuant to the 2004 Agreement cannot be less than 1,222,650 (absent a catastrophic loss of subscribers or termination of Mr. Carey’s employment for Cause, prior to December 31, 2007) nor greater than 1,300,000 shares.

Reference is made to the 2004 Agreement, which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 1, 2005, and to the Plan, for a more complete description of the terms and conditions applicable to the 2004 RSU Award.  The foregoing description is qualified in its entirety by reference to the Plan and to the 2004 Agreement, which is incorporated in this filing by this reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement dated as of August 9, 2007, between Chase Carey and The DIRECTV Group, Inc.
10.2	The DIRECTV Group, Inc. Performance Stock Unit Award Agreement dated as of August 13, 2007, between Chase Carey and The DIRECTV Group, Inc.
10.3	The DIRECTV Group, Inc. Non-Qualified Stock Option Agreement dated as of August 13, 2007, between Chase Carey and The DIRECTV Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date:  August 13, 2007                                                                           By:           /s/ Larry D. Hunter
                                      Name:Larry D. Hunter
      Title:  Executive Vice President,
  General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement dated as of August 9, 2007, between Chase Carey and The DIRECTV Group, Inc.
10.2	The DIRECTV Group, Inc. Performance Stock Unit Award Agreement dated as of August 13, 2007, between Chase Carey and The DIRECTV Group, Inc.
10.3	The DIRECTV Group, Inc. Non-Qualified Stock Option Agreement dated as of August 13, 2007 between Chase Carey and The DIRECTV Group, Inc.